                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Information" and to the use of our report dated October 9, 1996, except for Note 5 ("Changes in Capitalization"), as to which the date is March 25, 1997, in the Registration Statement (Form SB-2) and the related Prospectus of Laser Power Corporation for the registration of shares of its common stock.

                                          ERNST & YOUNG LLP

San Diego, California
April 2, 1997